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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the report of Fresenius Medical Care AG & Co. KGaA (the "Company") on Form 6-K furnished for the month of October 2015 containing its unaudited financial statements as of September 30, 2015 and for the nine-months periods ending September 30, 2015 and 2014, as submitted to the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Rice Powell, Chief Executive Officer and Michael Brosnan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ RICE POWELL Rice Powell Chief Executive Officer and Chairman of the Management Board of the General Partner
October 29, 2015
By: /s/ MICHAEL BROSNAN Michael Brosnan Chief Financial Officer and member of the Management Board of the General Partner
October 29, 2015

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002